Bank of America 2Q15 Financial Results July 15, 2015

2Q15 Highlights 2 • Net income of $5.3B in 2Q15, up versus $3.4B in 1Q15 and $2.3B in 2Q14 • Managing expenses well, while continuing to invest in the franchise • Solid loan growth in primary lending segments • Record capital and liquidity levels • Repurchased $775MM of common stock • Continued progress on key metrics in several businesses

2Q15 Results 3 ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note A on slide 26. 2 See note I on slide 26 for definition of market-related NII adjustments. Summary Income Statement $ in billions, except per share data 2Q15 Net interest income 1 $10.7 Noninterest income 11.6 Total revenue, net of interest expense 1 22.3 Noninterest expense 13.8 Pre-tax, pre-provision earnings 1 8.5 Provision for credit losses 0.8 Income before income taxes 1 7.7 Income tax expense 1 2.4 Net income $5.3 Diluted earnings per common share $0.45 Average diluted common shares (in billions) 11.24 • Reported second quarter diluted earnings of $0.45 per common share • Pre-tax results included the following items: – $0.7B positive market-related NII adjustments 2, or $0.04 per share after-tax – $0.4B gain from sales of consumer real estate loans, or $0.02 per share after-tax – $0.2B benefit to representations and warranties provision (recorded in revenue), or $0.01 per share after-tax

Balance Sheet Highlights

$ in billions, except for share amounts End of period (EOP) balances	2Q15	1Q15	2Q14
Balance Sheet			
Total assets	$2,149.0	$2,143.5	$2,170.6
Total loans and leases	886.4	878.0	911.9
Total deposits	1,149.6	1,153.2	1,134.3
Long-term debt	243.4	237.9	257.1
Preferred stock	22.3	22.3	14.8
Per Share Data			
Tangible book value per common share [1]	$15.02	$14.79	$14.24
Book value per common share	21.91	21.66	21.16
Common shares outstanding (in billions)	10.47	10.52	10.52
Capital			
Tangible common shareholders' equity [1]	$157.2	$155.6	$149.7
Tangible common equity ratio [1]	7.6 %	7.5 %	7.1 %
Common shareholders' equity	$229.4	$227.9	$222.6
Common equity ratio	10.7 %	10.6 %	10.3 %
Returns			
Return on average assets	0.99 %	0.64 %	0.42 %
Return on average common shareholders' equity	8.75	5.35	3.68
Return on average tangible common shareholders' equity [1]	12.78	7.88	5.47

- Total assets of $2.15T increased $5.5B from 1Q15
- Total loans and leases grew $8.5B from 1Q15, driven by solid growth across our primary lending segments, partially offset by a $13.9B reduction in the discretionary loan portfolio as well as run-off within Legacy Assets & Servicing (LAS)
- Total deposits of $1.15T, down seasonally from 1Q15; however, average deposits increased $16.1B versus prior quarter
- Tangible common shareholders' equity [1] increased $1.6B from 1Q15 to $157.2B as solid earnings offset an accumulated other comprehensive income (AOCI) decline and capital returned to shareholders
  - Higher long-end rates reduced the value of available-for-sale securities, negatively impacting AOCI by $2.5B
  - Returned $1.3B in capital to common shareholders through 49MM share repurchases ($0.8B) and dividends ($0.5B)
- Tangible book value per common share increased to $15.02 and tangible common equity ratio grew to 7.6% [1]

[1] Represents a non-GAAP financial measure. For important presentation information, see slide 28.

Bank of America

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Loans & Leases (EOP, $B) 5 ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. 2 Beginning with new originations in 2014, we retain certain residential mortgages in Consumer Banking, consistent with where the overall relationship is managed; previously such mortgages were retained in All Other. Global Wealth & Investment Management Consumer Banking Global Banking 86 86 89 84 85 38 38 38 39 40 46 46 46 45 44 7 8 10 12 16 20 20 19 20 19 $197 $198 $202 $200 $204 $0 $50 $100 $150 $200 $250 2Q14 3Q14 4Q14 1Q15 2Q15 U.S. consumer credit card Auto and specialty lending Home equity Residential mortgage Other 2 152 151 156 159 166 67 67 65 68 69 43 42 41 43 46 25 25 26 25 26 $287 $285 $289 $296 $307 $0 $75 $150 $225 $300 $375 2Q14 3Q14 4Q14 1Q15 2Q15 U.S. C&I Non-U.S. C&I CRE Commercial leasing Loans & Leases (excl. LAS & All Other) 1 Total Loans & Leases LAS & All Other $912 $891 $881 $878 $886 $0 $250 $500 $750 $1,000 2Q14 3Q14 4Q14 1Q15 2Q15 205 188 173 160 147 36 34 33 32 30 $241 $223 $206 $192 $177 $0 $100 $200 $300 2Q14 3Q14 4Q14 1Q15 2Q15 All Other LAS 393 388 390 401 416 277 280 286 286 294 $670 $668 $676 $686 $710 $0 $250 $500 $750 2Q14 3Q14 4Q14 1Q15 2Q15 Commercial Consumer 49 49 50 51 52 7 7 6 6 6 23 24 24 25 26 35 37 38 40 40 3 3 3 3 3 $0 $25 $50 $75 $100 $125 $150 1Q14 2Q14 3Q14 4Q14 1Q15 Residential mortgage Home equity Structured lending Securities-based lending Credit card / Other 49 50 51 52 54 7 6 6 6 6 37 38 40 40 42 24 24 25 26 27 3 4 3 4 3 $120 $122 $125 $128 $132 $0 $50 $100 $150 2Q14 3Q14 4Q14 1Q15 2Q15 Residential mortgage ity Securities-based lending Str ctured lending Credit card / Other

Regulatory Capital [1]

Basel 3 Transition (under Standardized approach)		
$ in billions	2Q15	1Q15
Common equity tier 1 capital	$158.3	$155.4
Risk-weighted assets	1,408	1,405
Common equity tier 1 capital ratio	11.2 %	11.1 %
Tier 1 capital ratio	12.5	12.3
Tier 1 leverage ratio	8.5	8.4

Basel 3 Fully Phased-in		
$ in billions	2Q15	1Q15
Common equity tier 1 capital [2]	$148.3	$147.2
Risk-weighted assets (under Standardized approach) [2]	1,433	1,431
Common equity tier 1 capital ratio (under Standardized approach) [2]	10.3 %	10.3 %
Bank Holding Company SLR [3,4]	6.3	6.3
Bank SLR [4]	7.0	7.1

Basel 3 Transition (under Standardized approach)

- Common equity tier 1 capital (CET1) ratio of 11.2% in 2Q15

Basel 3 Fully Phased-in [2]

- CET1 capital of $148.3B grew $1.1B from 1Q15, driven by net income, partially offset by an AOCI decline as well as dividends and share repurchases
- Under the fully phased-in Standardized approach, the estimated CET1 ratio remained stable at 10.3% in 2Q15
- Under the fully phased-in Advanced approaches [5], the estimated CET1 ratio increased to 10.4% from 10.1% in 1Q15, due to higher CET1 capital as well as lower RWA
  - As previously disclosed, U.S. banking regulators have requested modifications to certain wholesale (e.g., commercial) and other credit models to exit parallel run, which is estimated to negatively impact the CET1 ratio; if these modifications were included, the estimated CET1 ratio would be approximately 9.3% at 2Q15

Supplementary Leverage Ratio (SLR) Fully Phased-in [3,4]

- Estimated bank holding company SLR is 6.3%, exceeding the 5% required minimum; estimated primary bank subsidiary SLR is 7.0%, exceeding the 6% "well-capitalized" level

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 28.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 28. For a reconciliation of CET1 transition to fully phased-in, see slide 25.
[3] The 5.0% Bank Holding Company SLR minimum includes the 2.0% leverage buffer.
[4] The supplementary leverage ratio is based on estimates from our current understanding of finalized rules issued by banking regulators on September 3, 2014. The numerator of the SLR is quarter-end Basel 3 Tier 1 capital. The denominator is supplementary leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures include lending commitments, letters of credit, OTC derivatives, repo-style transactions and margin loan commitments.
[5] Basel 3 Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and, as a result, negatively impact our capital ratios. If the requested modifications to these models were included, the estimated common equity tier 1 capital ratio under the Basel 3 Advanced approaches on a fully phased-in basis would be approximately 9.3% at June 30, 2015. The Company is currently working with the U.S. banking regulators in order to exit parallel run.

Bank of America
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• Long-term debt increased $6B from 1Q15 – Issued $10B of parent long-term debt in 2Q15, including $3B of subordinated debt – Expect to remain opportunistic to meet future funding needs • Global Excess Liquidity Sources 3 grew to a record $484B – Parent company liquidity increased to $96B – Time to Required Funding 4 rose to 40 months • Estimated consolidated Liquidity Coverage Ratio (LCR) exceeds 2017 requirement 5 Funding and Liquidity 7 Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 3, 4 ____________________ 1 Following the BANA/FIA merger on October 1, 2014, all prior periods have been updated to include debt issued by FIA that was previously reported in Other. 2 See note J on slide 26. 3 See note K on slide 26 for definition of Global Excess Liquidity Sources. 4 See note L on slide 26 for definition of Time to Required Funding. For 2Q14 through 2Q15, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements, primarily for the previously announced BNY Mellon private-label securitization settlement. 5 The Company’s Liquidity Coverage Ratio (LCR) estimate is based on its current understanding of the final U.S. LCR rules which were issued on September 3, 2014. Long-term Debt ($B) $431 $429 $439 $478 $484 38 38 39 37 40 25 35 45 $0 $100 $200 $300 $400 $500 2Q14 3Q14 4Q14 1Q15 2Q15 Parent company Bank Other regulated entities Time to Required Funding (months) 194 188 186 180 182 38 38 35 37 40 25 24 22 21 21 $257 $250 $243 $238 $243 $0 $100 $200 $300 2Q14 3Q14 4Q14 1Q15 2Q15 Parent company Bank Other 1 Annual Contractual Maturities of Parent Long-term Debt Obligations as of 2Q15 ($B) 2 $10 $26 $25 $25 $20 $75 $0 $20 $40 $60 $80 2015 2016 2017 2018 2019 Thereafter

Net Interest Income 8 • Reported net interest income (NII) 1 of $10.7B • Positive market-related NII adjustments of $669MM in 2Q15 versus negative $484MM adjustments in 1Q15 • Excluding market-related adjustments, NII 1 of $10.0B declined from 1Q15, driven by lower discretionary loan balances and consumer loan yields, partially offset by one additional interest accrual day – Adjusted net interest yield declined to 2.22% • The long-end asset sensitivity of the balance sheet decreased from prior quarter due to higher interest rates • We remain well positioned for NII to benefit as rates move higher – +100 bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.9B over the next 12 months 2 ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note B on slide 26. 2 NII asset sensitivity excludes the impact of trading-related activities. Reported NII ($B) 1 NII Excluding Market-related Adjustments ($B) 1 $10.23 $10.44 $9.87 $9.67 $10.72 2.22% 2.29% 2.18% 2.17% 2.37% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q14 3Q14 4Q14 1Q15 2Q15 Net interest income Net interest yield $10.40 $10.50 $10.44 $10.16 $10.05 2.26% 2.30% 2.31% 2.28% 2.22% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 2Q14 3Q14 4Q14 1Q15 2Q15 Net interest income Net interest yield

13.1 13.3 12.7 1.0 1.4 1.0 0.9 4.0 0.4 0.2 $18.5 $15.7 $13.8 $0 $5 $10 $15 $20 2Q14 1Q15 2Q15 All other Retirement-eligible costs LAS (excl. litigation) Litigation Expense Highlights ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure; see note C on slide 26. 2 Represents a non-GAAP financial measure. • Total noninterest expense of $13.8B • Noninterest expense, excluding litigation 2, of $13.6B declined $0.9B, or 6%, from 2Q14, driven by progress made on LAS cost initiatives as well as benefits from optimization efforts across the franchise • LAS expense, excluding litigation 1, of $0.9B, declined $0.5B from 2Q14; expected to decline to approximately $0.8B in 4Q15 • FTE headcount was down 7% from 2Q14, driven by reductions in support staff and infrastructure, as well as continued progress in LAS Noninterest Expense ($B) Full-time Equivalent Employees (000's) 9 1 213.1 205.2 204.0 20.1 14.4 12.6 233.2 219.7 216.7 0 50 100 150 200 250 300 2Q14 1Q15 2Q15 FTEs (excluding LAS) LAS FTEs

$1.1 $1.0 $0.9 $1.2 $1.1 $1.3 $1.2 $1.0 $1.0 $0.9 0.56% 0.52% 0.47% 0.47% 0.43% 0.48% 0.46% 0.40% 0.56% 0.49% 0.0% 0.5% 1.0% $0.0 $0.5 $1.0 $1.5 2Q14 3Q14 4Q14 1Q15 2Q15 Reported net charge-offs and ratio Adjusted net charge-offs and ratio ____________________ 1 See note D on slide 26. 2 Represents a non-GAAP financial measure; see note E on slide 26. 3 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 4 See note F on slide 26. Asset Quality Trends 10 Net Charge-offs (NCOs) 1 and Adjusted Net Charge-offs ($B) 2 Allowance for Loans and Leases ($B) 4 Provision for Credit Losses ($B) Consumer 30+ Days Performing Past Due ($B) 3 $0.4 $0.6 $0.2 $0.8 $0.8 $0.0 $0.5 $1.0 2Q14 3Q14 4Q14 1Q15 2Q15 $5.2 $5.3 $4.8 $4.4 $4.2 $0 $2 $4 $6 2Q14 3Q14 4Q14 1Q15 2Q15 $15.8 $15.1 $14.4 $13.7 $13.1 3.67x 3.65x 4.14x 2.82x 3.05x 3.13x 3.29x 3.49x 3.36x 3.51x 0x 2x 4x 6x 8x $0 $5 $10 $15 $20 2Q14 3Q14 4Q14 1Q15 2Q15 T h o u s a n d s Allowance for loans and leases Allowance / annualized NCOs Allowance / adjusted annualized NCOs 2

Consumer Banking

$ in millions	2Q15	Inc/(Dec) 1Q15	Inc/(Dec) 2Q14
Net interest income [1]	$4,910	$39	($150)
Noninterest income	2,634	55	45
Total revenue, net of interest expense [1]	7,544	94	(105)
Provision for credit losses	506	(210)	(44)
Noninterest expense	4,321	(68)	(184)
Income tax expense [1]	1,013	143	53
Net income	$1,704	$229	$70

Key Indicators ($ in billions)	2Q15	1Q15	2Q14
Average deposits	$545.5	$531.4	$514.1
Rate paid on deposits	0.05 %	0.05 %	0.06 %
Cost of deposits [2]	1.74	1.87	1.93
Average loans and leases	$201.7	$199.6	$195.4
Mobile financial customers (MM) [3]	17.6	17.1	15.5
Number of financial centers	4,789	4,835	5,023
Return on average allocated capital [4]	24 %	21 %	22 %
Allocated capital [4]	$29.0	$29.0	$30.0
Efficiency ratio [1,4]	57 %	59 %	59 %

Total U.S. consumer credit card [5] ($ in billions)	2Q15	1Q15	2Q14
Average outstandings	$87.5	$88.7	$88.1
Risk-adjusted margin	8.92 %	9.05 %	8.97 %
Net charge-off ratio	2.68	2.84	3.11
New card accounts (MM)	1.3	1.2	1.1
Combined credit / debit purchase volumes [6]	$126.7	$117.1	$123.1

- Net income of $1.7B, up 4% from 2Q14; ROAAC of 24% [4]
- Revenue of $7.5B, down 1% from 2Q14
  - NII decline due primarily to the impact of the firm's allocation of asset-liability management (ALM) activities as well as lower card yields
  - Noninterest income improved, driven by higher card income and mortgage banking income
- Noninterest expense down 4% from 2Q14, due to lower operating and personnel costs; efficiency ratio improved to 57% in 2Q15
  - Financial centers reduced to 4,789, down 5% from 2Q14
  - Total FTEs of 66K, down 9% from 2Q14, while sales specialists grew 4% to 6,963
- Consumer client activity highlights:
  - Average deposits grew $31B, or 6%, from 2Q14
  - Total mortgage and home equity production of $19.2B, up $5.5B from 2Q14 [7]
    - First mortgage pipeline down 15% from 1Q15; up 13% from 2Q14
  - Issued 1.3MM new total U.S. consumer credit cards
  - Record client brokerage assets of $122B, up $16B from 2Q14, driven by strong account flows and improved market valuations
  - Mobile banking users of 17.6MM; 13% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense within the Deposits subsegment as a percentage of total average deposits within Consumer Banking.
[3] Beginning in 1Q15, includes approximately 150,000 Merrill Edge and MyMerrill users.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 28.
[5] Includes average U.S. consumer credit card balances in GWIM of $3.1B, $3.1B and $3.2B in 2Q15, 1Q15 and 2Q14, respectively.
[6] Includes total U.S. consumer credit card and debit card purchase volumes.
[7] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America 11

Consumer Banking Trends 12 • #1 Retail Deposit Market Share 1 • #3 in U.S. Credit Card 2 • #1 Home Equity Lender 2 • #2 in J.D. Power Primary Mortgage Origination Satisfaction Study • #1 in Mobile Banking 3 • #2 Small Business Lender 4 • #1 in Prime Auto Credit distribution among peers 5 Leading Consumer Franchise Full Time Equivalent Employees 72,460 71,371 68,517 66,799 65,818 6,725 6,871 6,829 6,911 6,963 2,000 4,000 6,000 8,000 10,000 20,000 40,000 60,000 80,000 2Q14 3Q14 4Q14 1Q15 2Q15 FTEs Sales specialists 1.2 1.2 1.3 1.2 1.2 1.0 1.1 1.0 1.0 1.0 0.2 0.2 0.2 0.3 0.3 0.2 0.2 0.2 0.2 0.1 $2.6 $2.7 $2.8 $2.6 $2.6 $0 $1 $2 $3 2Q14 3Q14 4Q14 1Q15 2Q15 Card income Service charges Mortgage banking income All other income Total Noninterest Income ($B) Total Mortgage Production ($B) 6 11.1 11.7 11.6 13.7 16.0 2.6 3.2 3.4 3.2 3.2 $13.7 $15.0 $15.0 $16.9 $19.2 $0 $3 $6 $9 $12 $15 $18 $21 2Q14 3Q14 4Q14 1Q15 2Q15 Residential mortgage loans Home equity Consumer Client Balances (EOP, $B) 515 516 524 549 547 197 198 202 200 204 106 109 114 118 122 $818 $823 $840 $868 $874 $0 $250 $500 $750 $1,000 2Q14 3Q14 4Q14 1Q15 2Q15 Deposits Loans and leases Client brokerage assets ____________________ Note: Amounts may not total due to rounding. 1 Source: SNL branch data. U.S. retail deposit market share in BAC footprint based on June 2014 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 1Q15 earnings releases. 3 Source: Keynote, 1Q15 Mobile Banking Scorecard. 4 Source: FDIC as of June 30, 2014. 5 Largest percentage of mix of 740+ Scorex customers among key competitors as of January 2015. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 6 Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Global Wealth & Investment Management

$ in millions	2Q15	Inc/(Dec) 1Q15	2Q14
Net interest income [1]	$1,359	$8	($126)
Noninterest income	3,214	48	110
Total revenue, net of interest expense [1]	4,573	56	(16)
Provision for credit losses	15	(8)	23
Noninterest expense	3,457	(2)	12
Income tax expense [1]	411	27	(15)
Net income	$690	$39	($36)

Key Indicators ($ in billions)	2Q15	1Q15	2Q14
Average deposits	$240.0	$243.6	$240.0
Average loans and leases	130.3	126.1	118.5
Net charge-off ratio	0.05 %	0.06 %	0.01 %
Long-term AUM flows	$8.6	$14.7	$11.9
Liquidity AUM flows	6.0	(1.5)	0.1
Pre-tax margin	24 %	23 %	25 %
Return on average allocated capital [2]	23	22	24
Allocated capital [2]	$12.0	$12.0	$12.0

- Net income of $0.7B, generating a pre-tax margin of 24% and ROAAC of 23% [2]
- Revenue of $4.6B, relatively unchanged versus 2Q14
  - NII decline due primarily to the impact of the firm's allocation of ALM activities, partially offset by loan growth
  - Noninterest income up 4% versus 2Q14 on higher asset management fees, partially offset by lower transactional revenue
- Noninterest expense increased modestly from 2Q14, reflecting higher revenue-related incentives and investment in client-facing professionals, partially offset by lower support costs
- Financial advisors grew 6% from 2Q14 to 16,419 [3]
- Client balances of $2.5T, up $12B from 1Q15, driven by solid net flows
  - Long-term AUM flows of $8.6B, positive for the 24th consecutive quarter
- Average loans of $130B, up $4B from 1Q15 and $12B, or 10%, versus 2Q14; 21st consecutive quarter of loan balance growth
- Average deposits of $240B, down seasonally from 1Q15, and flat versus 2Q14

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 28.
[3] Includes financial advisors in Consumer Banking of 2,049 and 1,716 in 2Q15 and 2Q14.

Bank of America
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GWIM Trends 14 Market Share Positioning Average Loans and Leases ($B) Total Client-Facing Professionals 3 15,560 15,867 16,035 16,175 16,419 19,416 19,727 19,750 20,018 20,286 0 5,000 10,000 15,000 20,000 25,000 2Q14 3Q14 4Q14 1Q15 2Q15 Other client-facing professionals Other wealth advisors Financial advisors • #1 wealth management market position across client assets, deposits, loans, revenue and net income before taxes 1 • #1 in personal trust assets under management 2 • #1 in Barron’s Top 1,200 ranked Financial Advisors and Top 100 Women Advisors (2015) 1,229 1,210 1,221 1,218 1,218 879 888 903 917 930 237 239 245 244 238 123 126 129 131 136 $2,468 $2,462 $2,498 $2,510 $2,522 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2Q14 3Q14 4Q14 1Q15 2Q15 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 55 56 57 58 59 23 24 25 25 27 36 38 39 40 42 5 3 3 3 2 $119 $121 $124 $126 $130 $0 $50 $100 $150 2Q14 3Q14 4Q14 1Q15 2Q15 Consumer real estate Structured lending Securities-based lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 1Q15 earnings releases. 2 Source: Industry 1Q15 call reports. 3 Includes Financial Advisors in the Consumer Banking segment of 2,049, 1,992, 1,950, 1,868 and 1,716 at 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. 4 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 1.9 2.0 2.1 2.1 2.1 1.2 1.2 1.1 1.1 1.1 1.5 1.5 1.4 1.4 1.4 $4.6 $4.7 $4.6 $4.5 $4.6 $0 $1 $2 $3 $4 $5 2Q14 3Q14 4Q14 1Q15 2Q15 Asset management fees Brokerage / Other Net interest income 4 GWIM Revenue ($B)

Global Banking

$ in millions	2Q15	Inc/(Dec) 1Q15	Inc/(Dec) 2Q14
Net interest income [1]	$2,213	($47)	($229)
Noninterest income [2]	1,902	(116)	(94)
Total revenue, net of interest expense [1,2]	4,115	(163)	(323)
Provision for credit losses	177	81	41
Noninterest expense	1,941	(69)	(66)
Income tax expense [1]	746	(60)	(104)
Net income	$1,251	($115)	($194)

Key Indicators ($ in billions)	2Q15	1Q15	2Q14
Average deposits	$288.1	$286.4	$284.9
Average loans and leases	300.6	289.5	287.8
Net charge-off ratio	(0.00) %	0.01 %	(0.01) %
Total corporation IB fees (excl. self-led) [2]	$1.53	$1.49	$1.63
Global Banking IB fees [2]	0.78	0.85	0.83
Business Lending revenue	1.80	1.89	1.93
Global Transaction Services revenue	1.52	1.48	1.65
Return on average allocated capital [3]	14 %	16 %	17 %
Allocated capital [3]	$35.0	$35.0	$33.5
Efficiency ratio [1,3]	47 %	47 %	45 %

- Net income of $1.3B, down $0.2B from 2Q14, due to lower NII and investment banking revenue, partially offset by lower expenses
  - NII decline from 2Q14 reflects the impact of the firm's allocation of ALM activities and liquidity costs, as well as compression in loan yields
  - Generated ROAAC of 14% [3]
- Corporation-wide investment banking fees of $1.5B (excluding self-led deals) declined 6% from 2Q14, driven by lower equity issuance from a record quarter in the prior year
  - Ranked #3 globally in IB fees in 2Q15 [4]
- Provision for credit losses increased $41MM versus 2Q14 associated with strong loan growth
- Noninterest expense declined 3% from 2Q14, reflecting lower litigation expense and technology initiative costs, partially offset by investment in client-facing professionals
- Average loans and leases increased $12.8B, or 4%, from 2Q14, driven primarily by growth in C&I across both corporate and commercial
  - Increased $11.1B, or 4%, from 1Q15, primarily in C&I and commercial real estate
- Average deposits grew $3.2B, or 1%, from 2Q14
  - Noninterest-bearing deposits grew 10% while interest-bearing deposits declined 21%, reflecting a positive change in the deposit mix

[1] FTE basis.
[2] Global Banking shares with Global Markets in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 28.
[4] Ranking per Dealogic for the second quarter as of July 6, 2015.

Bank of America
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Global Banking Trends 16 ____________________ Note: Amounts may not total due to rounding. 1 Ranking per Dealogic for the second quarter as of July 6, 2015. 2 Source: Global Finance magazine (2015). 3 Global Banking shares with Global Markets in certain deal economics from investment banking and loan origination activities. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 202 213 221 220 223 83 79 71 66 66 $285 $292 $292 $286 $288 $0 $100 $200 $300 2Q14 3Q14 4Q14 1Q15 2Q15 Noninterest-bearing Interest-bearing 891 784 883 781 887 514 315 348 345 417 264 316 341 428 276 (38) (64) (31) (67) (54) $1,631 $1,351 $1,541 $1,487 $1,526 2Q14 3Q14 4Q14 1Q15 2Q15 Debt Equity Advisory Self-led deals 142 139 141 142 147 130 128 130 131 137 16 16 16 16 17 $288 $283 $287 $290 $0 $100 $200 $300 2Q14 3Q14 4Q14 1Q15 2Q15 Commercial Corporate Business Banking Total Corporation IB Fees ($MM) 3 • #3 in Global IB Fees 1 – Top 3 ranking by volumes in leveraged loans, asset-backed securities, convertible debt, investment grade corporate debt, syndicated loans, announced M&A and debt capital markets • Best Global Transaction Services and Global Loan House Euromoney ‘15 • Best Bank for Cash Management in North America for the 5th consecutive year 2 • Best Bank for Liquidity Management in North America for the 4th straight year 2 • Relationships with 82% of the Global Fortune 500; 97% of the U.S. Fortune 1,000 (2014) 2.4 2.5 2.4 2.3 2.2 0.8 0.7 0.8 0.9 0.8 0.7 0.7 0.7 0.7 0.7 0.4 0.4 0.4 0.5 0.4 $4.4 $4.4 $4.3 $4.3 $4.1 $0 $1 $2 $3 $4 $5 2Q14 3Q14 4Q14 1Q15 2Q15 Net interest income IB fees Service charges All other income Global Banking Revenue ($B) 3 4 Average Deposits ($B) Business Leadership Average Loans and Leases ($B) $301

Global Markets

$ in millions	2Q15	Inc/(Dec) 1Q15	Inc/(Dec) 2Q14
Net interest income [1]	$1,028	$19	$66
Noninterest income (excl. net DVA) [2,3]	3,129	(457)	(439)
Total revenue (excl. net DVA) [1,2,3]	4,157	(438)	(373)
Net DVA	102	83	33
Total revenue, net of interest expense [1,3]	4,259	(355)	(340)
Provision for credit losses	6	(15)	(14)
Noninterest expense	2,723	(408)	(152)
Income tax expense [1]	537	20	(65)
Net income	$993	$48	($109)

Key Indicators ($ in billions)	2Q15	1Q15	2Q14
Average trading-related assets	$442.5	$444.0	$459.9
Average loans and leases	61.9	57.0	63.6
Sales and trading revenue	3.4	3.9	3.5
Sales and trading revenue (excl. net DVA) [2]	3.3	3.9	3.4
Global Markets IB fees [3]	0.7	0.6	0.8
Return on average allocated capital [4]	11 %	11 %	13 %
Allocated capital [4]	$35.0	$35.0	$34.0
Efficiency ratio [1,4]	64 %	68 %	63 %

- Net income of $1.0B in 2Q15 and ROAAC of 11% [4]
- Revenue, excluding net DVA, of $4.2B declined $0.4B from 2Q14, reflecting a lower gain on an equity investment of $188MM as well as lower sales and trading results and IB fees
- Excluding net DVA [2], sales and trading revenue of $3.3B, down 2% from 2Q14
  - FICC revenue down $0.2B, or 9%, from 2Q14, due to declines in credit-related businesses, primarily credit, mortgages and municipals, partially offset by improvements in macro products
  - Equities revenue improved $0.1B, or 13%, from 2Q14, driven largely by increased client activity in the Asia-Pacific region and strong performance in derivatives
- Noninterest expense declined 5% from 2Q14, reflecting lower revenue-related incentive compensation and support costs

[1] FTE basis.
[2] Represents a non-GAAP financial measure; see note G on slide 26.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 28.

Bank of America
17

Global Markets Trends and Revenue Mix 18 2.4 2.2 1.5 2.7 2.1 1.0 1.0 0.9 1.2 1.2 $3.4 $3.3 $2.4 $3.9 $3.3 $0 $1 $2 $3 $4 $5 2Q14 3Q14 4Q14 1Q15 2Q15 FICC Equities $460 $446 $456 $444 $443 $51 $50 $51 $62 $55 $0 $25 $50 $75 $100 $125 $150 $0 $100 $200 $300 $400 $500 $600 2Q14 3Q14 4Q14 1Q15 2Q15 Trading-related assets Avg VaR • #1 Global Research Firm for 4th consecutive year 1 – Research coverage of 3,400 companies and economic forecasts for > 55 countries • #1 U.S. Equities Trading Broker and #1 Global Portfolio Trading (Greenwich ’15) • Best Equity Derivatives House and Americas Derivatives House of the Year (Global Capital) • #2 U.S. Business Done for Fixed Income and FX 2 ____________________ Note: Amounts may not total due to rounding. 1 Source: Institutional Investor (2014). 2 Source: Orion. Released in July 2015 for the 12 months ended 1Q15. 3 Excludes net DVA and 4Q14 transitional funding valuation adjustment. Represents a non-GAAP financial measure; see notes G and H on slide 26. 4 Macro includes G10 FX, rates and commodities products. 5 See note M on slide 26 for definition of VaR. 60% 40% Credit / other Macro 58% 42% U.S. / Canada International Sales & Trading Revenue excl. net DVA 3 ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 5 Business Leadership 1H15 Total FICC S&T Revenue Mix (excl. net DVA) 3, 4 1H15 Global Markets Revenue Mix (excl. net DVA) 3

Legacy Assets & Servicing 19 • Net income of $45MM in 2Q15 • Total revenue of $1.1B increased $0.3B from 2Q14, due primarily to a $0.2B benefit in representation and warranties (R&W) provision in 2Q15 – Excluding R&W impacts 2, revenue down modestly as lower servicing fees on a smaller servicing portfolio were partially offset by favorable MSR net-of-hedge results • LAS expenses, excluding litigation 2, of $0.9B in 2Q15 – Expected to decline to approximately $0.8B in 4Q15 – 60+ days delinquent loans serviced down 14% from 1Q15 to 132K units in 2Q15 – LAS employees declined 12% from 1Q15 ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure; see note C on slide 26. 3 Includes other FTEs supporting LAS (contractors). $ in millions Net interest income 1 $416 ($12) $54 Noninterest income 673 187 235 Total revenue, net of interest expense 1 1,089 175 289 Provis ion for credit losses 57 (34) 96 Noninterest expense, excluding l i tigation 2 902 (122) (526) Li tigation expense 59 (120) (3,747) Income tax expense 1 26 167 1,680 Net income $45 $284 $2,786 Key Indicators ($ in billions) Average loans and leases $30.9 $32.4 $36.7 MSR (EOP) 3.2 3.1 4.1 Capita l i zed MSR (bps) 78 68 82 Serviced for investors (EOP) $409 $459 $505 Total LAS mortgage banking income 0.7 0.5 0.4 2Q15 2Q14 Inc/(Dec) 2Q15 1Q15 2Q14 1Q15 263 221 189 153 132 0 50 100 150 200 250 300 2Q14 3Q14 4Q14 1Q15 2Q15 LAS Employees 3 22.3K 18.5K 17.1K 15.5K 13.7K $492 $471 $461 $430 $392 4,109 3,888 3,744 3,632 3,267 0 2,000 4,000 6,000 $0 $200 $400 $600 2Q14 3Q14 4Q14 1Q15 2Q15 Servicing fees First lien servicing portfolio Servicing Fees ($MM) and Servicing Portfolio (units in 000’s) 60+ Day Delinquent First Mortgage Loans (units in 000’s)

Representations and Warranties Exposure [1]

New Claim Trends (UPB)

$ in millions	2Q14	3Q14	4Q14	1Q15	2Q15	Mix [2]
Pre 2005	$24	$29	$123	$28	$7	2 %
2005	72	374	760	277	5	18
2006	351	307	1,053	2,709	75	52
2007	1,948	1,648	58	365	124	27
2008	4	4	6	11	2	-
Post 2008	39	15	19	26	11	1
New claims	$2,438	$2,377	$2,019	$3,416	$224	
Time-barred claims	$561	$771	$868	$1,996	$63	
% GSEs	4 %	3 %	2 %	1 %	11 %	
Rescinded claims	$255	$47	$71	$80	$174	
Approved repurchases	240	88	89	81	45	

Outstanding Claims by Counterparty (UPB) [3]

$ in millions	2Q14	3Q14	4Q14	1Q15	2Q15
GSEs	$76	$70	$59	$45	$31
Private	20,551	23,012	24,489	27,816	19,953 [4]
Monolines	1,085	1,087	1,546	1,546	1,631
Gross claims	21,712	24,169	26,094	29,407	21,615
Duplicate claims [5]	(1,714)	(2,933)	(3,248)	(3,625)	(2,658)
Total claims, net of duplicates	$19,998	$21,236	$22,846	$25,782	$18,957

- 2Q15 NY Court of Appeals ruling (ACE Securities Corp. vs. DB Structured Products, Inc.) confirmed that the NY six-year statute of limitations on filing representation and warranty claims begins to run at the time the representations and warranties are made, and not at some later point in time
- Total outstanding unresolved claims of $19.0B declined $6.8B from 1Q15, primarily as a result of treating untimely claims as definitively resolved, due to the ACE decision
- The range of possible loss (RPL) is now estimated to be up to $2B over existing accruals as of June 30, 2015, down from up to $4B as of March 31, 2015 [6]
- R&W reserve of $11.6B as of June 30, 2015 [6], which includes $8.6B previously reserved for BNY Mellon private-label securitization settlement [7]

[1] Representations and warranties exposures do not consider exposures related to servicing (except as such losses are included as potential costs of the BNY Mellon Settlement), including foreclosure and related costs, fraud, indemnity, or claims (including for RMBS) related to securities law or monoline insurance litigations.
[2] Mix for new claim trends is calculated based on last four quarters.
[3] In addition to the unresolved repurchase claims, the Corporation has received, from sponsors of third-party transactions to whom we sold whole loans, notices pertaining to potential indemnity obligations on $2.0B of loans for which we have not received repurchase requests.
[4] Outstanding private claims at June 30, 2015 includes $7.6B of claims submitted without individual loan file reviews, and $4.1B of the outstanding claims, net of duplicate claims, related to loans where the Corporation owns substantially all of the outstanding securities. Outstanding gross private label claims in 2Q15 exclude $7.6B of claims that are considered time-barred.
[5] Represents more than one claim outstanding related to a loan. Included in June 30, 2015 amounts were $2.5B of claims related to private label securities submitted without individual loan file reviews.
[6] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, the applicable statute of limitations and a variety of judgmental factors. The reserve does not include litigation reserves established. The remaining RPL covers principally non-GSE exposures.
[7] BNY Mellon settlement approved on appeal; awaiting satisfaction of final conditions which include receipt of a private letter ruling from the IRS. We cannot predict when or whether the conditions will be satisfied.

Bank of America
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All Other [1]

$ in millions	2Q15	Inc/(Dec) 1Q15	2Q14
Net interest income [2]	$790	$1,039	$875
Noninterest income	(25)	78	5
Total revenue, net of interest expense [2]	765	1,117	880
Provision for credit losses	19	201	267
Noninterest expense	415	(1,088)	(60)
Income tax expense (benefit) [2]	(306)	526	161
Net income	$637	$1,478	$512

Selected Revenue Items ($ in millions)	2Q15	1Q15	2Q14
Equity investment income	$11	$1	$95
Gains on sales of debt securities	162	263	382

Key Indicators ($ in billions)	2Q15	1Q15	2Q14
Average loans and leases	$156.0	$167.8	$210.6
Book value of Global Principal Investments	0.7	0.8	1.1
Total BAC equity investment exposure	11.3	11.4	11.5

- Net income of $0.6B in 2Q15
- NII improved $0.9B from 2Q14, driven primarily by positive market-related adjustments due to higher rates
- Noninterest income was relatively flat vs. 2Q14 as lower debt securities gains and equity investment income were offset by higher gains on the sale of consumer real estate loans
- Provision for credit losses of $19MM increased $0.3B from 2Q14, driven primarily by lower recoveries on nonperforming loan sales
- Noninterest expense declined $60MM from 2Q14, reflecting lower personnel costs; decline versus prior quarter driven by the absence of the 1Q15 annual retirement-eligible incentive compensation costs

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass residential mortgage securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Beginning with new originations in 2014, we retain certain residential mortgages in Consumer Banking, consistent with where the overall relationship is managed; previously such mortgages were in All Other. Additionally, certain residential mortgage loans that are managed by LAS are held in All Other. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments (GPI) which is comprised of a portfolio of equity, real estate and other alternative investments.
[2] FTE basis.

Bank of America

21

Key Takeaways 22 • Earnings reflect progress toward achieving long-term targets • Relatively stable revenue • Managed expenses well • Solid loan growth across primary lending segments • Asset quality remains strong • Strong capital and liquidity levels • Increased capital distributions • Positioned to benefit from rising rate environment

Appendix

Consumer Real Estate Asset Quality Key Indicators

$ in millions	Residential Mortgage[1]				Home Equity[1]			
	2Q15		1Q15		2Q15		1Q15	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired Loans	As Reported	Excluding Purchased Credit-impaired Loans
Loans end of period	$198,825	$136,654	$207,925	$136,229	$81,006	$75,893	$83,571	$78,217
Loans average	205,543	136,683	213,165	136,250	82,434	77,225	84,718	79,232
Net charge-offs[2]	$177	$177	$197	$197	$151	$151	$172	$172
% of average loans	0.35 %	0.52 %	0.37 %	0.59 %	0.73 %	0.78 %	0.82 %	0.88 %
Allowance for loan losses	$1,997	$1,484	$2,426	$1,747	$2,744	$2,155	$2,824	$2,189
% of loans	1.00 %	1.09 %	1.17 %	1.28 %	3.39 %	2.84 %	3.38 %	2.80 %
Average refreshed (C)LTV[3]		64		65		68		69
90%+ refreshed (C)LTV[3]		11 %		13 %		20 %		22 %
Average refreshed FICO		744		742		748		747
% below 620 FICO		7 %		7 %		7 %		7 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $264MM and $188MM related to residential mortgage and $26MM and $100MM related to home equity for 2Q15 and 1Q15. Net charge-off ratios including the PCI write-offs for residential mortgage were 0.86% and 0.73%, and for home equity were 0.86% and 1.30% for 2Q15 and 1Q15.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America
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____________________ 1 Regulatory capital ratios are preliminary. For important presentation information, see slide 28. 2 Basel 3 Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and, as a result, negatively impact our capital ratios. If the requested modifications to these models were included, the estimated common equity tier 1 capital ratio under the Basel 3 Advanced approaches on a fully phased-in basis would be approximately 9.3% at June 30, 2015. The Company is currently working with the U.S. banking regulators in order to exit parallel run. $ in millions Regulatory Capital – Basel 3 transition to fully phased-in Common equity tier 1 capital (transition) $158,326 $155,438 Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition (5,705) (6,031) DVA related to liabilities and derivatives phased in during transition 384 498 Defined benefit pension fund assets phased in during transition (476) (459) Accumulated OCI phased in during transition (1,884) (378) Intangibles phased in during transition (1,751) (1,821) Other adjustments and deductions phased in during transition (588) (48) Common equity tier 1 capital (fully phased-in) $148,306 $147,199 Risk-weighted Assets – As reported to Basel 3 (fully phased-in) As reported risk-weighted assets $1,407,509 $1,405,267 Change in risk-weighted assets from reported to fully phased-in 25,461 25,394 Basel 3 Standardized approach risk-weighted assets (fully phased-in) 1,432,970 1,430,661 Change in risk-weighted assets for advanced models (6,067) 30,529 Basel 3 Advanced approaches risk-weighted assets (fully phased-in) 2 $1,426,903 $1,461,190 Regulatory Capital Ratios Basel 3 Standardized approach Common equity tier 1 (transition) 11.2% 11.1 % Basel 3 Standardized approach Common equity tier 1 (fully phased-in) 10.3 10.3 Basel 3 Advanced approaches Common equity tier 1 (fully phased-in) 2 10.4 10.1 June 30 2015 June 30 2015 March 31 2015 March 31 2015 June 30 2015 March 31 2015 25 Regulatory Capital Reconciliations 1

Notes 26 Non-GAAP Financial Measures For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. A On a GAAP basis, net interest income (NII) was $10.5B; total revenue, net of interest expense was $22.1B; pre-tax, pre-provision earnings were $8.3B; income before income taxes was $7.5B; and income tax expense was $2.2B for 2Q15. B On a GAAP basis, reported NII was $10.5B, $9.5B, $9.6B, $10.2B and $10.0B for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. Market-related adjustments of premium amortization expense and hedge ineffectiveness were $0.7B, ($0.5B), ($0.6B), ($0.1B) and ($0.2B) for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. C LAS noninterest expense was $961MM, $1.2B and $5.2B for 2Q15, 1Q15 and 2Q14, respectively. LAS litigation expense was $59MM, $179MM and $3.8B for 2Q15, 1Q15 and 2Q14, respectively. Representations and warranties provision was $204MM, ($90MM) and ($110MM) for 2Q15, 1Q15 and 2Q14, respectively. D Net charge-offs exclude write-offs of PCI loans of $290MM, $288MM, $13MM, $246MM and $160MM for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. Including the write-offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 0.62%, 0.70%, 0.40%, 0.57% and 0.55% for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. E Adjusted net charge-offs exclude DoJ settlement impacts of $166MM, $230MM and $151MM in 2Q15, 1Q15 and 4Q14, and recoveries from NPL sales and other recoveries of $27MM, $40MM, $314MM, $114MM and $185MM in 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. F The allowance / annualized net charge-offs and PCI write-offs ratios were 2.40x, 2.28x, 4.08x, 2.95x and 3.20x, and the allowance (excluding valuation allowance for PCI loans) / annualized net charge- offs (excluding PCI loans) ratios were 2.79x, 2.55x, 3.66x, 3.27x and 3.25x, which excludes valuation allowance on PCI loans of $1.1B, $1.3B, $1.7B, $1.6B and $1.8B for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. G In 4Q14, a funding valuation adjustment (FVA) on uncollateralized derivative transactions was implemented, and a transitional charge of $497MM related to the adoption was recorded. Net DVA represents the combined total of net DVA on derivatives and structured liabilities, and the FVA transitional charge recorded in 4Q14. Net DVA gains (losses) were $102MM, $19MM, ($626MM), $205MM and $69MM for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. H Net DVA represents the combined total of net DVA on derivatives and structured liabilities, and the FVA transitional charge recorded in 4Q14. Net DVA included in FICC revenue was gains (losses) of $82MM, $4MM, ($577MM), $133MM and $56MM for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. Net DVA included in equities revenue was gains (losses) of $20MM, $15MM, ($49MM), $72MM and $13MM for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively. Definitions I Market-related NII adjustments include retrospective changes to debt security premium or discount amortization resulting from changes in estimated prepayments, due primarily to changes in interest rates, and hedge ineffectiveness. Amortization of premiums and accretion of discounts is included in interest income. When a change is made to the estimated lives of the securities, primarily as a result of changes in interest rates, the related premium or discount is adjusted, with a corresponding charge or benefit to interest income, to the appropriate amount had the current estimated lives been applied since the purchase of the securities. For more information, see Note 1 – Summary of Significant Accounting Principles to the Consolidated Financial Statements of the Corporation’s 2014 Annual Report on Form 10-K. J Parent company long-term debt reflects the carrying value of annual contractual maturities of long-term debt obligations of Bank of America Corporation only. Substantially all of our senior and subordinated debt obligations contain no provisions that could trigger a requirement for an early repayment, require additional collateral support, result in changes to terms, accelerate maturity, or create additional financial obligations upon an adverse change in our credit ratings, financial ratios, earnings, cash flows or stock price. K Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. L Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. M VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $23MM, $30MM, $24MM, $26MM and $27MM for 2Q15, 1Q15, 4Q14, 3Q14 and 2Q14, respectively.

Forward-Looking Statements 27 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2014 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims including claims or suits brought with respect to securitization trusts under alternate theories of recovery where the statute of limitations for representations and warranties claims against the sponsor has expired; the possibility that the Company could face related servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained, including the possibility that all of the conditions necessary to obtain final approval of the BNY Mellon Settlement do not occur; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including but not limited to, any G-SIB surcharge; the possibility that our internal analytical models will not be approved by U.S. banking regulators; the possibility that in connection with our effort to exit our Advanced approaches parallel run, our internal analytical models (including the internal models methodology) will either not be approved by U.S. banking regulators, or will be approved with significant modifications, which could, for example, increase our risk-weighted assets and, as a result, negatively impact our capital ratios under the Advanced approaches; the possible impact of Federal Reserve actions on the Company’s capital plans; the impact of implementation and compliance with new and evolving U.S. and international regulations, including but not limited to recovery and resolution planning requirements, the Volcker Rule, and derivatives regulations; the impact of recent proposed U.K. tax law changes, including a reduction to the U.K. corporate tax rate and the creation of a bank surcharge tax, which together may result in a tax charge upon enactment and higher tax expense going forward, as well as a reduction in the bank levy rate; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and, as a result, negatively impact our capital ratios. If the requested modifications to these models were included, the estimated common equity tier 1 capital ratio under the Basel 3 Advanced approaches on a fully phased-in basis would be approximately 9.3% at June 30, 2015. The Company is currently working with the U.S. banking regulators in order to exit parallel run. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2015 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As a result of this process, in 2015, the Company adjusted the amount of capital being allocated to its business segments, primarily LAS. Important Presentation Information 28